Exhibit (p)(7)

Amova Asset Management Group

Personal Trading Policy

Article 1 Objective

The Amova Asset Management Group Personal Trading Policy (the “Policy”) is intended as a global policy that supports medium- and long-term asset accumulation by officers and employees of the Amova Asset Management Group (defined in Article 2) through securities investments while also maintaining the trust of customers by stipulating basic matters regarding personal trading by officers and employees, thereby ensuring that officers and employees trade in a manner that is suitable for members of a financial institution.

Article 2 Scope

The Policy applies to Amova Asset Management Co., Ltd. (hereinafter referred to as “the Company”) and the Company subsidiaries stipulated in the Appendix of the Regulation Management Regulations (hereinafter, the Company and the subsidiaries stipulated in the Appendix of the Regulation Management Regulations are collectively referred to as “the Group” and individually referred to as “the Group Company” or “the Group Companies”).

Article 3 Covered Persons

The Policy applies to the “Covered Persons” and “Related Persons” defined below. Covered Persons are responsible for complying with the Policy with respect to themselves as well as their Related Persons. The classifications in Article 4 of the Policy also apply to the Related Persons of Covered Persons.

1.	Covered Persons

(1)	Full-time directors and full-time statutory auditors

(2)	Employees

(3)	Any contract employees, temporary employees and personnel provided by employment agencies to whom any of the following are applicable:

(a)	Persons who work (or are expected to work) at the Group for three months or more

(b)	Persons who are Information Access Persons as defined in Article 4

(c)	Persons who are designated by the Head of a Compliance Department of any the Group Company

2.	Related Persons

Any person whose financial needs are materially supported by the covered person, or any person living in the same household as a covered person (excluding lineal ascendants over whose investment decisions Covered Persons have no influence).

Article 4 Categories of Covered Persons

The Policy categorizes Covered Persons as following in accordance with the departments to which they belong.

(1)	Information Access Persons

In the Policy, “Information Access Persons” are Covered Persons who belong to departments in Investment Fund Management and Covered Persons who belong to departments able to get advance access to investment information on assets regarding which the Group Company to which they belong has investment management authority

(2)	General Officers and Employees

In the Policy, “General Officers and Employees” are all Covered Persons other than the “Information Access Persons” stipulated above.

2.	Information Access Persons are designated at the discretion of the Head of a Compliance Department of any the Group Company.

Article 5 Covered Securities

The Policy applies to transactions in securities and derivatives entered into by Covered Persons or their Related Persons (“Covered Securities”).

Article 6 Scope

“Personal trading” in the Policy is any of the following transactions entered into by Covered Persons and their Related Persons on their own accounts.

(1)	Buying and selling of Covered Securities

(2)	Acquisition of Covered Securities via public offerings or secondary offerings

(3)	Acquisitions of Covered Securities based on cumulative investment agreements

(4)	Transactions stipulated in the Local Policies for personal trading of the Group Companies (“the Local Policies”)

Article 7 Prohibited Conduct

Covered Persons and Related Persons must not engage in the conduct stipulated below when engaging in personal trading.

(1)	Conduct defined as insider trading in the Amova Asset Management Group Insider Information Management and Insider Trading Prevention Policy separately stipulated by the Company, as well as policies for the prevention of insider trading separately stipulated by The Group Companies

(2)	Trading using one’s work position or trading based on material information obtained in the course of one’s work

(3)	Trading solely intended to secure speculative returns, such as frequent day trading

(4)	Trading that prioritizes over the interests of clients or trading that causes conflicts of interests with clients

(5)	Any other inappropriate transactions

2.	When engaging in personal trading, Covered Persons and Related Persons must not only comply with the Policy but also with the regulations stipulated by the Group Company to which they belong as well as the laws, regulations and rules of the country or region in which it is located.

Article 8 Prohibited Transactions

Covered Persons and Related Persons must not engage in any of the below transactions.

(1)	Engaging in short sales, derivative transactions or covered warrants

(2)	Investing in or through investment clubs or similar groups, or participating in the same

(3)	Trading in Covered Securities on the Restricted List managed by the compliance department of any the Group Company

(4)	Transactions stipulated in the Local Policies for personal trading of the Group Companies

Article 9 Restriction on Trading in Securities issued by Sumitomo Mitsui Trust Group and its Group Companies

All or certain Covered Persons may be designated as being subject to Blackout Periods (periods during which trading is prohibited that may be established from time to time for trading in securities issued by Sumitomo Mitsui Trust Holdings, Inc. or its group companies, including any the Group company (hereinafter referred to collectively as the “SuMiTG Group” and individually as an “SuMiTG Group company”). Covered Persons will be specifically notified if this restriction on transacting in securities issued by any SuMiTG Group company is applicable to them, and will receive e-mail announcements both prior to and after each Blackout Period. During a Blackout Period, designated Covered Persons are not permitted to trade in securities issued by any SuMiTG Group company, with the following exceptions:

(1)	Trading in Third Party Managed Covered Accounts stipulated in Article 20, Paragraph 1 (4);

(2)	Exercises of employee stock options to acquire stock issued by any SuMiTG Group company (including cash exercises, swaps and reloads) — except exercises that involve the sale of shares of common stock issued by any SuMiTG Group company or use of such shares to pay the exercise price (such as same-day-sale and sell-to-cover-expenses) will not be permitted nor will the sale of shares of common stock issued by any SuMiTG Group company received upon exercise; and

(3)	Subject to obtaining pre-clearance, personal or charitable gifts of securities.

Article 10 Pre-clearance

When Covered Persons themselves or their Related Persons engage in personal trading, with the exception of transactions for which pre-clearance is not required according to the stipulations in the following Article, said Covered Persons must apply in advance to the person in charge of screening personal trading at the compliance department of the relevant the Group Company with Amova Asset Management Group Personal Trading Pre-clearance Request Form (Appendix 1), and secure approval for the transaction in advance.

However, pre-clearance is not needed for the below transactions.

(1)	Transactions that are non-volitional on the part of either the Covered Person or Related Person and result merely from being a shareholder

(2)	Receipt of a Covered Security as part of a Covered Person’s or Related Person’s compensation (although any subsequent sales must be pre-cleared by the compliance department of the relevant the Group Company)

(3)	Any securities transaction effected pursuant to an automatic investment plan (i.e., a program in which regular periodic purchases or withdrawals are made automatically in accordance with a predetermined schedule and allocation, including dividend reinvestment plans). Provided, however, that the following are subject to the pre-clearance requirements and must be pre-cleared by the compliance department of the relevant the Group Company:

(a)	The initial purchase or sale pursuant to an automatic investment plan

(b)	Changes to the automatic investment plan (e.g., increases or decreases in the investment amount or cancellation of the plan or a scheduled transaction)

(c)	Additional purchases and sales that are not automatic

(4)	Transactions effected in a Third Party Managed Covered Account stipulated in Article 20, Paragraph 1 (4).

Article 11 Transactions for which pre-clearance is not required

General Officers and Employees and their Related Persons are not required to submit applications for pre-clearance for transactions in the following securities.

(1)	Government bonds

(2)	Municipal bonds

(3)	Special bonds (government organization bonds and financial bonds)

(4)	Supranational bonds

(5)	Investment funds

However, the securities in (a) - (d) below are excluded from the above, and applications must be submitted for them.

(a)	Real Estate Investment Trusts

(b)	Closed-end investment funds

(c)	Investment companies established pursuant to the US Investment Company Act of 1940 (“US ‘40 Act Mutual Funds”) with which the Group is involved as an investment advisory firm, for which the investment advisor or underwriter is controlled by the Group, or which is controlled or jointly controlled by the Group

(d)	Leveraged single-stock ETFs where price changes are related to daily price changes of the underlying individual stocks including those with negative multiples (hereinafter “Leveraged single-stock ETFs”)

(e)	Investment funds stipulated in the Local Policies of the Group Companies

2.	Information Access Persons and their Related Persons are not required to submit applications for pre-clearance for transactions in the following securities.

(1)	Government bonds (limited to the government bonds of the country in which the Group Company to which they belong is located)

(2)	Investment funds

However, the securities in (a) - (d) below are excluded from the above, and applications must be submitted for them.

(a)	Real Estate Investment Trusts

(b)	Closed-end investment funds

(c)	Investment companies established pursuant to the US Investment Company Act of 1940 (“US ‘40 Act Mutual Funds”) with which the Group is involved as an investment advisory firm, for which the investment advisor or underwriter is controlled by the Group, or which is controlled or jointly controlled by the Group

(d)	Leveraged single-stock ETFs

(e)	Investment funds stipulated in the Local Policies of the Group Companies

Article 12 Screening

Persons in charge of screening personal trading at the compliance departments of the Group Companies approve or reject trades based on screening regarding the below criteria if they receive a pre-clearance application stipulated in the preceding Article. However, this may not apply in cases where the head of the compliance department of the relevant the Group Company approves the application on the grounds that the applicant is subject to unavoidable circumstances.

(1)	Whether the trade does not constitute prohibited conduct stipulated in Article 7

(2)	Whether the trade does not constitute prohibited transaction stipulated in Article 8

(3)	Whether the trade meets the requirements regarding the reverse trade prohibition period stipulated in Article 14

(4)	In the case of Information Access Persons, whether the trade is not subject to the personal trading prohibition period stipulated in Article 15

(5)	Whether the trading account has been reported in accordance with the stipulations of Article 17 or Article 18

(6)	Items stipulated in the Local Policies for personal trading of the Group Companies

2.	If a person in charge of personal trading at the compliance department of the Group Company submits a personal trading application, the application is screened by person in charge of personal trading other than the applicant.

Article 13 Pre-clearance Effective Period

Pre-clearance expires at the end of the business day following the day on which approval is granted (in the market in which the Covered Security is to be traded).

2.	Notwithstanding the stipulation in Paragraph 1, if it is expected that the actual day of the transaction will differ from the subscription day (e.g., if, unavoidably, it takes some days to confirm the execution of the transaction after the subscription is made following the approval being issued), the expected day of confirmation of the transaction (which is within one week from the day of the request) and the reason for such discrepancy shall be described in the Amova Asset Management Group Personal Trading Pre-clearance Request Form in Appendix 1, and if such request is approved, such approval shall expire at the end of the expected day of confirmation of the transaction (in the market in which the Covered Security is to be traded).

Article 14 Holding Period Restrictions

In order to prevent trading for the pursuit of speculative returns or other such inappropriate trading, Covered Persons and Related Persons must not engage in reverse trades of Covered Securities (excluding transactions for which pre-clearance is not required) during the period stipulated below. However, if a Covered Person or a Related Person acquires the same name multiple times the period is calculated as starting on the date of the final purchase. In the case of purchases made based on a cumulative investment agreement for stocks, etc., the period shall be calculated as starting on the date of the first purchase.

(1)	In case of selling: 60 days starting on execution date of final purchase

(2)	In case of purchasing: 60 days starting on execution date of final sale

Article 15 Personal Trading Prohibition Periods for Information Access Persons

Information Access Persons must not engage in trades in names they have traded or are planning to trade among assets for which the Group Company to which they belong has investment management authority in the period from five business days prior to the business day immediately preceding the date of a personal trading application until five business days following the business day immediately following the final date of the effective date of the pre-clearance for the trade subject to the application (12 business days in total). Persons who have investment management authority at multiple the Group Companies (e.g. Global CIO) must not engage in trades in names they have traded or are planning to trade among all assets for which said the Group Companies have investment management authority.

2.	Information Access Persons who are fund managers or analysts (including their supervisors or those who oversee the department to which they belong) must not engage in personal trading of names to which they or any of their subordinates have made company visits, etc. (including attending meetings, telephone meetings and information gathering via email, etc.) during the month prior to and ending on the date of a personal trading application.

3.	Information Access Persons who are analysts (including their supervisors or those who oversee the department to which they belong) must not engage in personal trading of names in fields that they or any of their subordinates have been responsible for during the month prior to and ending on the date of a personal trading application.

4.	In the case of personal trading by information access persons who are fund managers, advance approval from the head of the compliance department in the relevant the Group Company must be obtained if a fund manager plans to engage in trading of a Covered Security in regard to a pre-clearance application for assets he/she is in charge of managing in the period from the business day immediately following the final date of the pre-clearance effective period until five business days later.

5.	For Leveraged single-stock ETFs, the requirements of the preceding four paragraphs must be satisfied not only for the leveraged single-stock ETFs concerned but also for the underlying individual stocks.

Article 16 Quarterly Reporting Requirement

Covered Persons must submit copies of trade confirmation documents issued by financial institutions regarding any personal trading engaged in by them or their Related Persons (excluding transactions for which pre-clearance is not required) to the person in charge of personal trading in the compliance department of the relevant the Group Company within 30 days of the end of the relevant quarter.

Article 17 Reporting Requirement upon Start of Employment

Covered Persons must, within 10 business days of the date of commencement of their employment at the Group, submit the following documents to the compliance department of the Group Company at which they are employed.

(1)	Amova Asset Management Group Personal Trading Policy Receipt Acknowledgement and Compliance Certification (Appendix 2)

(2)	Amova Asset Management Group Covered Accounts Disclosure Form (Appendix 3) regarding their Covered Accounts and the Covered Accounts of their Related Persons containing information that is current as of the date of commencement of employment. If any Covered Accounts are held, they must also attach balance reports issued by financial institutions.

Article 18 Reporting Requirement upon Account Opening or Closing

When Covered Persons or their Related Persons newly open Covered Accounts or close existing Covered Accounts, they must submit Amova Asset Management Group Report of Opening or Closing of a Covered Account (Appendix 4) to the compliance department of the relevant the Group Company within 10 business days of the account opening or closing date.

Article 19 Annual Reporting Requirement

Covered Persons must submit the following documents to the compliance department of the relevant the Group Company by January 31 of each year.

(1)	Amova Asset Management Group Personal Trading Policy Receipt Acknowledgement and Compliance Certification (Appendix 2).

(2)	Amova Asset Management Group Covered Accounts Disclosure Form (Appendix 3) regarding their Covered Accounts and the Covered Accounts of their Related Persons containing the latest information that is current as of December 31 of the preceding year. If any Covered Accounts are held, they must also attach copies of transaction balance reports issued by financial institutions regardless of whether or not they engaged in personal trading between January 1 and December 31 of the preceding year. However, submission may be made for another period or at another timing if approval has been obtained from the person in charge of personal trading at the compliance department of the relevant the Group Company.

Article 20 Covered Accounts

The below accounts are deemed “Covered Accounts” about which Covered Persons are required to report in accordance with the stipulations in Articles 17 - 19.

(1)	Any trading account in the name of a Covered Person or Related Person in which transactions in Covered Securities are possible

(2)	Any trading account in which transactions in Covered Securities are possible and in which Covered Securities are traded in accordance with the calculations of a Covered Person or Related Person, or in which rights in regard to the Covered Securities traded in the account are exercised in accordance with the intent of a Covered Person or Related Person

(3)	Any trading account in which a Covered Person or Related Person has the power to direct or the ability to influence trading or investment decisions, directly or indirectly, in Covered Securities

(4)	Any Third Party Managed Account stipulated below (refers to any contract, regardless of whether it is deemed a fully discretionary account, a trust or otherwise, under which a Covered Person or Related Person delegates investment decisions to a third party and said Covered Person or Related Person is not able to make investment decisions directly or indirectly)

(a)	Fully discretionary or managed accounts, provided (i) the account is managed by a person or entity with appropriate registration, license or permission in Japan, the United Kingdom, the United States, Singapore, Australia, New Zealand or equivalent local law, where applicable, to provide investment advisory services; (ii) no communication between the investment advisor, on the one hand, and Covered Person or Related Persons, on the other, regarding an investment decision is permitted prior to execution; and (iii) the investment advisor shall have certified in writing to the Group (to its satisfaction) that the conditions in (i) and (ii) have been met

(b)	Estate or trust accounts in which a Covered Person or Related Person has a beneficial interest but no power to affect or ability to influence investment decisions

2.	Notwithstanding the stipulations in the preceding paragraph, accounts in which only Covered Securities for which pre-clearance is not required may be traded are not subject to the reporting requirement

Article 21 Violations and Prohibited Conduct

Covered Persons must promptly report violations or possible violations of the Policy by them or their Related Persons to the person in charge of personal trading in the compliance department of the relevant the Group Company.

Article 22 Variances

If Covered Persons or their Related Persons engage in personal trading and have to take certain actions in regard to matters stipulated in the Policy for unavoidable reasons, Covered Persons may apply to have the relevant trading exempted from the Policy by submitting Amova Asset Management Group Variance Request Form (Appendix 5) to the head of the compliance department of the relevant the Group Company.

2.	If a head of the compliance department of the Group Companies receives submission of a Variance Request Form stipulated in Paragraph 1, he or she approves or rejects the request after examining the details of the application and the reasons behind it.

Article 23 Document Storage

The compliance departments of the Group Companies must store any pre-clearance application forms submitted to them based on the Policy as well as any related records such as screening details (including any stored electronically) for five years.

Article 24 Development of Local Policies

Where necessary, the Group Companies formulate their own Personal Trading Policies (“Local Policies” or “Local Policy”) in accordance with the respective laws, regulations and rules they must comply with as well as this Policy.

2.	If any variances occur between provisions stipulated in this Policy and provisions stipulated in any of the Local Policies specified in Paragraph 1, the provision in the relevant Local Policy takes precedence.

Article 25 Classification of the Policy

The Policy is classified as Administrative Regulations and Global Regulations.

Article 26 Establishment, Amendment and Abolishment

The Policy shall be in force as regulations, etc. of the Company and as guidelines for the subsidiaries covered by the Policy based on a resolution by the Compliance Oversight Committee (GEC Committee) approving their establishment, revision or abolishment. Subsidiaries covered by the Policy must bring them into force as their internal regulations by obtaining a resolution by their board of directors or a body authorized to do so by their board of directors. However, amendment or abolishment of the appendices of the Policy, and of the Policy if any of the below cases apply, are decided on by the Head of the Business & Regulatory Compliance Department.

(1)	The name(s) or article numbers of laws, regulations or internal regulations in this Policy must be added, changed, or deleted due to the establishment, revision, or abolishment of laws, regulations or internal regulations;

(2)	The name(s) of companies, etc. in this Policy need to be added, changed, or deleted due to their establishment, amalgamation, liquidation, or change of trade name;

(3)	The name(s) of divisions, departments, offices (shitsu) or positions in this Policy need to be added, changed, or deleted due to their organizational establishment, revision or discontinuation; or

(4)	Minor corrections of wording.

2.	The Local Policies of the Group Companies are decided on by the Boards of Directors of said the Group Companies (excluding the Company) or bodies delegated to make such decisions by said Boards of Directors.

3.	If any Local Policies are to contain content that eases restrictions stipulated in this Policy, the content is decided on as stipulated in Paragraph 2, and advance approval is also obtained from the Compliance Oversight Committee (GEC Committee).

Article 27 Administration

The Business & Regulatory Compliance Department of the Company is responsible for the Policy.

Global Supplementary Provisions Article 1

In the case of a sale before or on 30 April 2025 of the Leveraged single-stock ETFs by a Covered Person or a Related Person who has held the Leveraged single-stock ETFs since before the revision of these Rules dated on 22 January 2025, the provisions of Articles 14 and 15 shall not apply in the screening of the pre-clearance application. In this case, the Covered Person or the Related Person shall submit a transaction report or other documentation showing the date of acquisition of the Leveraged single-stock ETFs when submitting a pre-clearance application form for sale. If the date of acquisition is not clearly known, this Article shall not apply.

(Established)

26 July, 2018 (Enforced: 1 January, 2019)

(Revised)

22 January, 2019

(Resoluted)

20 October, 2020 (Enforced: 3 February, 2021)

(Resoluted)

26 November, 2021 (Enforced: 26 November, 2021)

(Revised)

25 September, 2024 (Enforced: 1 October, 2024)

(Resoluted)

22 January 2025 (Enforced: 22 January, 2025)

(Resoluted)

15 August 2025 (Enforced: 1 September, 2025)

Appendix 1

Amova Asset Management Group
Personal Trading Pre-clearance Request Form

Through this Personal Trading Pre-clearance Request Form I request approval to transact in the security listed below (this “Security”). By submitting this, I understand that I am representing that, to the best of my knowledge and belief, the proposed transaction complies with the letter and spirit of the Amova Asset Management Group Personal Trading Policy (the “Policy”).

Employee Name:	Staff ID:	a
Department Name:	Date of Request:
Employee Signature:

Please describe the intended transaction by filling in the blanks below:

Type of Security
Type of Trade	☐ Sale ☐ Purchase ☐ Other (Please explain):
Name of Company at which Account Held
Account Name	Account Number
Security Name	Security Code
Scheduled Volume (Face Value in the case of Fixed Income)	☐ Shares ☐ Yen ☐ Units ☐ Face Value
Anticipated Value of Transaction	Approximate Value: ☐ Yen ☐ Other (if other, indicate currency):
Others

Please confirm the items below by checking the appropriate box. These confirmations are necessary to evaluate whether the transaction complies with the Policy.

	Items	Relevant Policy Section
☐	I do not have “insider information” about this Security.	Art.7 Para 1 (1)
☐	The intended transaction is not “Trading using one’s work position or trading based on material information obtained in the course of one’s work”.	Art.7 Para 1 (2)
☐	The intended transaction is not “Trading solely intended to secure speculative returns, such as frequent day trading”	Art.7 Para 1 (3)
☐	The intended transaction is not “Trading that prioritizes the interests of clients or trading that causes conflicts of interests with clients”	Art.7 Para 1 (4)
☐	The intended transaction is not a short sale, derivative transactions or covered warrants put option?	Art.8 (1)
☐	The intended transaction is not “Investing in or through investment clubs or similar groups, or participating in the same”	Art.8 (2)
☐	Within the past sixty days I have not engaged in an opposite direction transaction in this Security for which you request pre-clearance?	Art,14
☐	The trading account has been reported upon start of employment or upon account opening	Art,17, Art,18

Confirmation and question for Information Access Person

Yes	No	Question
☐	☐	Are you an Information Access Person?
☐	☐	Are you a Fund Manager?
☐	☐	Are you a Research Analyst? (including where a Fund Manager holds the position of Research Analyst concurrently)

If you answered “yes” to any of the questions in the box immediately above, you must complete the applicable confirmations below. If you concurrently hold two or more positions above, or if you are a supervisor or are responsible for overseeing a department/division that the Investment Professionals are assigned to and you answered “yes” to the appropriate questions, then you will need to answer all the applicable confirmations below. (If you answered “no” to all of the questions in the immediately above, then please do not answer any of the confirmations below as they do not apply to you.)

For all Information Access Persons

Items
☐	Regarding this Security, I do not have any advance investment information on assets regarding which the Group Company to which they belong has investment management authority.

For Fund Managers:

Items
☐

This Security has not been traded in a client account over which I have (or someone reporting to me has) any investment management responsibility within five business days of submission of this pre-clearance request?

☐

This Security will not be traded in a client account over which I have (or someone reporting to me has) any investment management responsibility trade during the period of validity of the pre-clearance approval or within the next five business days following the end of the period of validity of the pre-clearance approval?

☐

Regarding This Security, I have not (or someone reporting to me has not) made company visits, etc. (including attending meetings, telephone meetings and information gathering via email, etc.) during the month prior to and ending on the date of a personal trading application.

For Analysts:

Items
☐	This Security does not fall within my coverage area (or the coverage area of someone reporting to me) during the anticipated period of validity of the pre-clearance approval.
☐	This Security did not fall within your coverage area (or the coverage area of someone reporting to me) any time during the one month period prior to submission of the pre-clearance request.
☐

Regarding this Security, I have not (or someone reporting to me has not) made company visits, etc. (including attending meetings, telephone meetings and information gathering via email, etc.) during the month prior to and ending on the date of a personal trading application.

Note: Please submit a separate Personal Trading Pre-clearance Form for each Covered Security in which you proposed to trade. The effective term of this trading approval is the end of following business day of approval only (in the market in which the security will be traded).

Appendix 2

Amova Asset Management Group

Receipt Acknowledgement and Compliance Certification

Employee Name:	Staff ID:	a
Department Name:	Submission Date:
Employee Signature:

By signing above, I acknowledge that:

(Please check each applicable box)

☐	I have received or been provided access to the Amova Asset Management Group Personal Trading Policy (the “Policy”) in hard or electronic form and have read and understood it;

☐	I am a new Covered Person submitting this as required by Article 17

or

☐	I have complied with the Policy as applicable throughout the previous calendar year, if this is being submitted as an annual sign-off per Article 19 or have advised the compliance departments of the relevant the Group Company of any violations as required by Article 21.

Appendix 3

Amova Asset Management Group

Covered Accounts Disclosure Form

I disclose below any Covered Accounts held by me or one of my Related Persons (i) as of 31st December of the previous year as an annual submission, or (ii) as of the date of my commencement of employment with the Group company (or the day on which I am designated as a Covered Person) as a submission by a new Covered Person, as required by Article 17 or Article 19 of the Amova Asset Management Group Personal Trading Policy (the “Policy”).

Employee Name:	Staff ID:	a
Department Name:	Submission Date:
Employee Signature:

Check one of the boxes below:

☐	No Covered Accounts are held by me or my Related Persons.

☐	I hereby disclose all the Covered Accounts held by me and/or my Related Persons.

Name of Company at which Account Held
Name of Branch
Account Number
Name of Account Holder
Relationship with Notifying Person
Check one of the boxes below:
☐ No securities are held in this Account
☐    Statement describing all securities held in this Account* (including quantity) is attached.

(Please attach a copy of the document from which the balance of holdings can be confirmed as issued by the financial institution.)

☐    All securities held in this Account* (including quantity) are as follows:

(Please attach a copy of the document from which the balance of holdings can be confirmed as issued by the financial institution.)

Type of Security*	Security Name	Ticker Symbol or Security Code	Quantity (Indicate whether Shares, Units or, in the case of Fixed Income, Face Value)	Market Value (Total)

*	Please describe all securities held in the Covered Account, including not only Covered Securities but also Exempt Securities such as investment trusts, MMF etc.

(List of Covered Accounts, continued)

Name of Company at which Account Held
Name of Branch
Account Number
Name of Account Holder
Relationship with Notifying Person
Check one of the boxes below:
☐ No securities are held in this Account
☐    Statement describing all securities held in this Account* (including quantity) is attached.

(Please attach a copy of the document from which the balance of holdings can be confirmed as issued by the financial institution.)

☐    All securities held in this Account* (including quantity) are as follows:

(Please attach a copy of the document from which the balance of holdings can be confirmed as issued by the financial institution.)

Type of Security*	Security Name	Ticker Symbol or Security Code	Quantity (Indicate whether Shares, Units or, in the case of Fixed Income, Face Value)	Market Value (Total)

*	Please describe all securities held in the Covered Account, including not only Covered Securities but also Exempt Securities such as investment trusts, MMF etc.

Appendix 4

Amova Asset Management Group
Report of Opening or Closing of a Covered Account

I report the opening or closing of a Covered Account as required by Article 18 of the Amova Asset Management Group Personal Trading Policy (the “Policy”).

Employee Name:	Staff ID:	a
Department Name:	Submission Date:
Employee Signature:

Check one of the boxes below and then fill in the information in the appropriate chart:

☐	I am reporting the Opening of the Covered Account listed below.

Name of Company at which Account Held
Name of Branch
Account Number
Name of Account Holder
Relationship with Notifying Person
Address of Account Holder
Date Account Opened

☐	I am reporting the Closing of the Covered Account listed below.

Name of Company at which Account Held
Name of Branch
Account Number
Name of Account Holder
Relationship with Notifying Person
Address of Account Holder
Date Account Closed

Appendix 5

Amova Asset Management Group
Variance Request Form

I request approval for a variance to the Amova Asset Management Group Personal Trading Policy in accordance with Article 22. In connection with the requested variance, I certify that it is sought in good faith and, if granted, will not be used to circumvent any of the principles, prohibitions or restrictions contained in the Policy.

Employee Name:	Staff ID:	a
Department Name:	Date of Request:
Employee Signature:

Please explain the specific variance requested, providing all relevant background:

Please explain why the variance is necessary:

To be filled out by Compliance:

☐ The Variance Requested Above is Rejected.

☐

The Variance Requested Above is Approved. Please note that this approval applies to the specific instance described above and does not constitute a blanket approval for this type of situation or similar situations.

Compliance comments, if any: